    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1996

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
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                           TAYLOR CAPITAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                          (State or other jurisdiction
                       of incorporation or organization)

                                    671-6712
                          (Primary Standard Industrial
                          Classification Code Number)

                                   36-4108550
                                (I.R.S. Employer
                              Identification No.)

                              350 East Dundee Road
                            Wheeling, Illinois 60090
                                 (847) 459-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                               Jeffrey W. Taylor
               Chairman of the Board and Chief Executive Officer
                           Taylor Capital Group, Inc.
                              350 East Dundee Road
                            Wheeling, Illinois 60090
                                 (847) 459-1111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                   Copies to:
                              Mark L. Yeager, Esq.
                            Stephen A. Tsoris, Esq.
                            McDermott, Will & Emery
                             227 West Monroe Street
                          Chicago, Illinois 60606-5096
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     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                               ------------------
                        CALCULATION OF REGISTRATION FEE

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 TITLE OF EACH CLASS OF                    PROPOSED MAXIMUM  PROPOSED MAXIMUM
    SECURITIES TO BE       AMOUNT TO BE   OFFERING PRICE PER AGGREGATE OFFERING     AMOUNT OF
       REGISTERED           REGISTERED         SHARE(1)          PRICE(1)      REGISTRATION FEE
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Common Stock (par value
  $.01 per share).......  4,500,000 shares       $31.00        $139,500,000        $42,273
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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).
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     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wheeling, Illinois on October 20, 1996.

                                        TAYLOR CAPITAL GROUP, INC.

                                        By         /s/ JEFFREY W. TAYLOR

                                           -------------------------------------
                                                     Jeffrey W. Taylor
                                              Chairman of the Board and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey W. Taylor and Bruce W. Taylor and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Taylor Capital Group, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                 TITLE                      DATE
------------------------------------------   -------------------------------   -----------------
          /s/ JEFFREY W. TAYLOR                 Chairman of the Board and      October 20, 1996
------------------------------------------       Chief Executive Officer
            Jeffrey W. Taylor                 (Principal Executive Officer)
       /s/ JOHN CHRISTOPHER ALSTRIN            Chief Financial Officer and     October 20, 1996
------------------------------------------              Director
         John Christopher Alstrin               (Principal Financial and
                                                       Accounting
                                                        Officer)
           /s/ BRUCE W. TAYLOR                   President and Director        October 20, 1996
------------------------------------------
             Bruce W. Taylor
          /s/ RICHARD W. TINBERG                        Director               October 20, 1996
------------------------------------------
            Richard W. Tinberg

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